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EXHIBIT 23.2

Consent of DeGolyer and MacNaughton

February 22, 2013

Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, CO 80203-4518

Ladies and Gentlemen:

        We hereby consent to the reference to DeGolyer and MacNaughton and to the reference to the review of proved oil and gas reserves as of December 31, 2012, estimated by Cimarex Energy Company (Cimarex) that were presented in our letter report dated January 25, 2013 (our Letter Report), under the headings "Risk Factors," "Properties—Oil and Gas Reserves," and "Notes to the Consolidated Financial Statements—Unaudited Supplemental Oil and Gas Disclosures, Oil and Gas Reserve Information" and to the filing as an exhibit of our Letter Report in the Annual Report on Form 10-K of Cimarex for the fiscal year ended December 31, 2012.

        We further consent to the incorporation by reference of our Letter Report in the Registration Statements on Form S-3 (Nos. 333-162051, 333-183939) and on Form S-8 (Nos. 333-125621, 333-174361, and 333-100235) of Cimarex Energy Co. (Registration Statements) and to the use of the name DeGolyer and MacNaughton under the heading of "Experts" in the Registration statements.

                      Very truly yours,

                      /s/ DEGOLYER AND MACNAUGHTON

                      DeGOLYER and MacNAUGHTON
                      Texas Registered Engineering Firm F-716

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  EXHIBIT 23.2
Consent of DeGolyer and MacNaughton